Exhibit 10(s)

          Form of Stock Appreciation Rights Agreement that Cliff Vests


No. SARs [_________]                                    Date of Grant [_______]

                       STOCK APPRECIATION RIGHTS AGREEMENT

                      2004 OMNIBUS STOCK AND INCENTIVE PLAN

                           FOR DENBURY RESOURCES INC.

     A total of _____ Stock Appreciation Rights (individually, and collectively, "SAR(s)") are hereby granted to ________ (the "Holder") on ________ ("Date of Grant") at the Grant Value determined in this SAR Agreement, and in all respects subject to the terms, definitions and provisions, of the 2004 Omnibus Stock and Incentive Plan For Denbury Resources Inc. (the "Plan"), which is incorporated herein by reference except to the extent otherwise expressly provided in this SAR Agreement.

1. Grant Value. The Grant Value is $_________ for each SAR, which value is equal to the Fair Market Value of a Share on the Date of Grant.

2. Vesting of SAR Agreement Shares. The SARs shall Vest and become "Vested SARs" in accordance with the following schedule:

Percentage Becoming Vested               Date on Which Percentage Vests
--------------------------               ------------------------------

        100%                             Fourth Anniversary of Date of Grant

Without limiting the generality of the forgoing, in the event that, prior to the fourth (4th) anniversary of the Date of Grant, either (i) Holder incurs a Separation by reason of Holder's death, or Disability, or (ii) there is a Change in Control, then all of the SARs which have not previously become Vested SARs shall become Vested SARs as of the date of such death, disability or Change in Control.

3. Amount Payable, and Form of Payment, on Exercise of SAR.

     (a) Amount Payable on Exercise of SAR. Upon the Holder's exercise of the a Vested SAR, the Holder shall be entitled to receive the SAR Spread, determined as of the date of exercise of the SAR Agreement, with respect to each SAR exercised on such date. The SAR Spread is the product of (i) the excess of the Fair Market Value of a Share on the date of exercise over the Grant Value, multiplied by (ii) the number of SARs exercised.

     (b) Form of Payment. Within a reasonable period following the exercise of a Vested SAR, the Holder will receive Shares having a Fair Market Value, as

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determined  on the date of exercise  of the Vested SAR,  equal to the SAR Spread described in Section 3(a) above. Without limiting the generality of the foregoing, the Holder may choose to use a portion of such Shares to satisfy some or all of such Holder's withholding obligations under Section 4(b) of this SAR Agreement.

4. Exercise of SAR Agreement. This SAR Agreement shall not be exercisable prior to the first date on which a portion of the SARs become Vested SARs, and thereafter (and prior to the termination of this SAR Agreement), this SAR Agreement shall be exercisable, in whole or in part, with respect to Vested SARs.

     (a) Method of Exercise. Without limitation, this SAR Agreement shall be exercised by a written notice delivered to the Administrator which shall:

          (i) state the election to exercise the SAR Agreement and the number of Vested SARs in respect of which it is being exercised; and

          (ii) be signed by the person or persons entitled to exercise the SAR Agreement and, if the SAR Agreement is being exercised by any person or persons other than the Holder, be accompanied by proof, satisfactory to the Administrator, of the rights of such person or persons to exercise the SAR Agreement.

     (b) Withholding. Upon the exercise of the SAR, the minimum withholding required to be made by the Company shall be paid by the Holder to the Administrator in cash, or by the delivery of Shares, which Shares may be in whole or in part Shares acquired through the exercise of this SAR Agreement, based on the Fair Market Value of such Shares on the date of delivery.

     (c) Issuance of Shares. No person shall be, or have any of the rights or privileges of, a holder of the Shares which would be delivered as a result of the exercise of this SAR Agreement unless and until certificates representing such Shares shall have been issued and delivered to such person, such issuance, without limitation, being subject to the terms of the Plan.

     (d) Surrender of SAR Agreement. Upon exercise of this SAR Agreement in part, if requested by the Administrator, the Holder shall deliver this SAR Agreement and other written agreements (if any) executed by the Company and the Holder with respect to this SAR Agreement to the Administrator who shall endorse or cause to be endorsed thereon a notation of such exercise and return the SAR Agreement (and other agreements, if any) to the Holder.

5. Term of SAR Agreement. Without limitation, the unexercised portion of this SAR Agreement shall automatically and without notice terminate at the time of the earliest to occur of the following:

          (i) the 90th day following Holder's Separation for any reason except death, Disability, or for Cause;

          (ii) immediately upon Holder's Separation as a result, in whole or in material part, of a discharge for Cause;

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          (iii) the first anniversary of Holder's  Separation by reason of death or Disability; or

          (iv) the tenth (10th) anniversary of the Date of Grant.

6. No Transfers Permitted. Neither this SAR Agreement nor the SARs are transferable by Holder otherwise than by will or the laws of descent and distribution and, so long as an Holder lives, only Holder or his or her guardian or legal representative shall have the right to exercise Vested SARs.

7. No Right To Continued Employment. Neither the Plan, nor this SAR Agreement, shall confer upon Holder any right with respect to continuation of employment by the Company, or any right to provide services to the Company, nor shall it interfere in any way Holder's right to terminate employment, or the Company's right to terminate Holder's employment, at any time.

8. Law Governing. WITHOUT LIMITATION, THIS SAR AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF DELAWARE.

     Dated as of this ________ day of __________, 200___.

                                              DENBURY RESOURCES INC.


                                              By:_____________________________

                                 Acknowledgment

     The undersigned  hereby  acknowledges (i) my receipt of this SAR Agreement,
(ii) my opportunity to review the Plan, (iii) my opportunity to discuss this SAR Agreement with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iv) my understanding of the terms and provisions of the SAR Agreement and the Plan, and (v) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of this SAR Agreement and the Plan.

     Without limitation, I agree to accept as binding, conclusive and final all decisions or interpretations (including, without limitation, all interpretations of the meaning of provisions of the Plan, or SAR Agreement, or both) of the Administrator upon any questions arising under the Plan, or this SAR Agreement, or both.

     Dated as of this ________ day of ______________, 200__.


                                              ________________________________
                                                          Holder


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